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                                                                    EXHIBIT 23.7




                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in this Registration Statement on Amendment No.1 to Form S-3 of Devon Energy Corporation, Devon Financing Corporation, U.L.C. and Devon Financing Trust II of our report dated January 28, 2000, except for Note 2 and the second paragraph of our report which are as of October 30, 2000, relating to the consolidated financial statements of Santa Fe Snyder Corporation, which appears in Devon Energy Corporation's Annual Report on Form 10-K/A for the year ended December 31, 2000. We also consent to the reference to us under the heading "Experts" in such Registration Statement.



/s/ PRICEWATERHOUSECOOPERS LLP


Houston, Texas
March 1, 2002